UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LEE ENTERPRISES, INCORPORATED

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On February 7, 2022, Lee Enterprises, Incorporated (the “Company”) issued a press release (the “Press Release”) announcing that today it sent shareholders an informational brochure (the “Brochure”) in connection with the Company’s 2022 Annual Meeting of Shareholders to be held on March 10, 2022. Copies of the Press Release and Brochure appear below.

Lee Enterprises Sends Informational Brochure to Shareholders

Urges Shareholders to Vote FOR the Board’s Three Highly Experienced Nominees on the WHITE Proxy Card Today

DAVENPORT, Iowa – February 7, 2022 – Lee Enterprises, Incorporated (NASDAQ: LEE) (“Lee” or the “Company”) today sent an informational brochure to shareholders in connection with its upcoming Annual Meeting on March 10, 2022. All shareholders at the close of business on January 12, 2022 are entitled to vote at the Annual Meeting.

The brochure provides an overview of Lee’s Three Pillar Digital Growth Strategy, which is driving strong results and positioning Lee to meet its long-term digital targets. It also highlights why Lee’s incumbent Board is critical to the continued execution of the Company’s digital growth strategy.

Lee’s Board urges shareholders to protect their investment by voting “FOR” ALL the Board’s three nominees using the WHITE proxy card.

The brochure and additional information related to Lee’s 2022 Annual Meeting can be found at https://investors.lee.net/2022-annual-meeting.

If you have any questions or require any assistance in voting your shares, please contact Lee’s proxy solicitor:

Morrow Sodali LLC

509 Madison Avenue Suite 1206

New York, NY 10022

Shareholders Call Toll Free: 800-662-5200

Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400

Email: LEE@investor.MorrowSodali.com

About Lee Enterprises

Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee’s newspapers have average circulation of 1.0 million, and our legacy website, including acquisitions, reach more than 47 million digital unique visitors. Lee’s markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

Forward-Looking Statements

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “aims,” “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Company may be found in the Company’s periodic filings with the SEC, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

Investor Contact IR@lee.net (563) 383-2100	Media Contact Jamie Tully/Hayley Cook Sard Verbinnen & Co Lee-SVC@sardverb.com

An Important Message for Shareholders Support your Board of Directors and Lee Enterprises’ continued digital transformation. Vote “FOR” Lee’s Board nominees using the WHITE proxy card TODAY. For more information, visit investors.lee.net/2022-annual-meeting Protect your investment in Lee

Lee's digital growth strategy is accelerating our digital transformation and further solidifying our position as a top digital news and information provider. Our 2022 Annual Meeting is fast approaching on March 10, 2022. **We are asking for your support of our three highly qualified director nominees to continue executing our strategy and delivering shareholder value.**

As you may know, "vulture hedge fund"[1] Alden Global Capital (Alden) has made a grossly inadequate proposal to acquire Lee for $24 per share. To further its hostile proposal, Alden attempted to nominate directors to Lee's Board of Directors – including replacing Lee's Chairman and Lead Independent Director. This would destabilize Lee as our strategic momentum is building.

We believe Alden has one goal: to purchase Lee at the lowest possible price. **Protect your investment** by voting **FOR** your Board's nominees on the WHITE proxy card.

Lee's Three-Pillar Digital Growth Strategy Is Delivering Results

Pillar 1

Expand digital audiences by transforming the presentation of local news and information

Pillar 2

Expand digital subscription base and revenue

Pillar 3

Diversify and expand offerings for local advertisers

Lee's leading position as a trusted source for information in the communities we serve, combined with our cutting-edge digital capabilities, is the foundation on which we are transforming our company for the future.

Digital Subscriber Growth Leads Industry

450K

Current digital-only subscribers

9 quarters of leading digital subscriber growth

FY2021 YoY Growth


65%
46%
25%
Lee
Gannett
NY Times

Digital Agency Revenue Growth Leads Industry

$47M

Amplified LTM revenue

43% YoY growth at Amplified

FY2021 YoY Growth


43%
2%
17%
Lee
Gannett
TownSquare

Total Digital Revenue Growing Significantly

$197M

of LTM Total Digital Revenue

Total Digital Revenue up 11% YoY

FY2021 YoY Growth


$170M
$189M
FY2020
FY2021

[1] Rachel Treisman, "When this hedge fund buys local newspapers, democracy suffers," NPR, Oct. 18, 2021, available at https://www.npr.org/2021/10/18/1046952430/the-consequences-of-when-a-hedge-fund-buys-newspapers

Recent Performance Demonstrates Continued Progress On Transformation Q1 FY22 Results Summary 57% YoY growth as the fastest growing digital subscriptions platform in local media 19% YoY increase in Digital Advertising and Marketing Services Revenue 17% YoY increase in Total Digital Revenue to $55M $13.2M Total Net Income $26.1M Total Adj. EBITDA $20M Reduction in Gross Debt Vote the WHITE Proxy Card Today Solid revenue performance, strong in digital growth categories Continued excellent cost control of legacy business Investments to drive digital transformation On track to achieve full year targets for digital revenue and Adjusted EBITDA2 2Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a U.S. GAAP financial measure – Net Income, which totaled $13.2M for the period – is included on the back of this brochure.

Well On Track To Meet Our 2026 Digital Transformation Long-Term Targets

Lee is already the fastest growing digital subscription platform in local media, with 65% year-over-year digital subscription growth in fiscal 2021 and 57% year-over-year growth in the first quarter of fiscal 2022. We expect continued digital growth and strong performance from the execution of our strategy over the next five years.

Digital Subscriptions Outlook


100K
900K
800K
700K
600K
500K
400K
300K
200K
100K
K
$125M
$100M
$75M
$50M
$25M
$M
2020
2021
2022E
2026E
Digital Only Subscribers
Digital Only Sub Revenue

Long-Term Targets

- Expect $100M of digital subscription revenue in 2026
- Lee is halfway to its 2026 goal of 900,000 digital-only subscribers

Digital Advertising Outlook


$350M
$300M
$250M
$200M
$150M
$100M
$50M
$M
2020
2021
2022E
2026E
Digital Advertising and Marketing Services Revenue

Long-Term Targets

- Expect $310M of Digital Advertising & Marketing Services Revenue in 2026
- Expect $200 million of Amplified revenue in 2026

Lee expects our Three Pillar Digital Growth strategy to drive more than $435 million of recurring, sustainable digital revenue by 2026

Lee Has The Right Board To Continue Executing Our Digital Growth Strategy VOTE the WHITE card to re-elect Mary E. Junck, Herbert Moloney and Kevin D. Mowbray Directors with Deep, Relevant Skills & Experiences Collectively have decades of senior executive experience at leading publishing, media and digital subscription companies Well-versed in strategy development and overseeing complex business transformations Substantially Refreshed Board Three of eight directors added since 2019; four longer-tenured directors have retired in the last two years New directors bring significant experience in digital media, strategy development, capital allocation, capital markets and operations Governance Structure Enhances Accountability Strong independent Board oversight: Separate Chair and CEO, with an empowered Lead Independent Director Shareholders have strong rights: majority voting in uncontested director elections and proxy access Your Vote is Important, No Matter How Many Shares You Own! VOTE for your Board’s proposed nominees by completing, dating and signing the enclosed WHITE proxy card and mailing it promptly in the postage-paid envelope provided, or vote by telephone or the internet as instructed on the WHITE proxy card. DISCARD the BLUE proxy card, and any other solicitation materials you receive from Alden. If you have previously voted using a proxy card sent to you by Alden, you can revoke that proxy by voting on the WHITE proxy card using the instructions above. Only your last dated vote will count. Vote the WHITE Proxy Card Today

Forward-Looking Statements The information provided in this communication may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “aims,” “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Company may be found in the Company’s periodic filings with the SEC, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this communication. If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor: VOTE the WHITE Card 509 Madison Avenue Suite 1206 New York, NY 10022 Shareholders Call Toll Free: 800-662-5200 Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400 Email: LEE@investor.MorrowSodali.com Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI. Adj. EBITDA Reconciliation (Millions of Dollars) Q1 FY2022 Net Income (loss) 13 Adjusted to exclude Income tax expense 5 Non-operating expenses, net 7 Equity in earnings of TNI and MNI (2) Loss (gain) on sale of assets and other, net (12) Depreciation and amortization 10 Restructuring costs and other 3 Stock compensation 0 Add Ownership share of TNI and MNI EBITDA (50%) 2 Adjusted EBITDA 26